SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) November 28, 2006
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
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                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act
---(17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
---(17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange --- Act(17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange --- Act (17 CFR 240.13e-4(c))




ITEM 7.01 REGULATION FD DISCLOSURE

On November 28, 2006, AMCON Distributing Company announced that its wholly owned subsidiary, Hawaiian Natural Water Company, Inc. ("HNWC"), signed an asset purchase agreement on November 20, 2006 to sell substantially all of its operating assets to a newly formed group of investors, Hawaiian Springs, LLC for approximately $3.8 million in cash. The sale contemplated by the asset purchase agreement closed on November 20, 2006.

The significant operating assets sold by HNWC consisted of accounts receivable, inventory, furniture and fixtures and the all of its bottling equipment. In addition Hawaiian Springs, LLC assumed operating and capital leases.

There are no material relationships between Hawaiian Springs, LLC or its investors and AMCON Distributing Company and its subsidiaries.

The press release announcing this transaction is furnished with this Current Report as exhibit 99.1 to Item 9.01 and is incorporated by reference herein.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

         (d) Exhibits

         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated November 28, 2006, issued by AMCON Distributing Company announcing the sale of substantially all of the operating assets of its wholly-owned subsidiary, Hawaiian Natural Water Company, Inc.

                                  SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)


Date: November 28, 2006          By :    Andrew C. Plummer
                                         -------------------------
                                Name:    Andrew C. Plummer
                                Title:   Vice President & Acting
                                          Chief Financial Officer

                             Exhibit 99.1

                     AMCON ANNOUNCES THE SALE OF
                 HAWAIIAN NATURAL WATER COMPANY, INC.

                           NEWS RELEASE
Chicago, IL, November 28, 2006 - AMCON Distributing Company ("AMCON") (AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce that it has sold substantially all of the assets of Hawaiian Natural Water Company, Inc. to a newly formed investor group, Hawaiian Springs, LLC. The purchase price for the assets was $3.8 million in cash; in addition Hawaiian Springs, LLC assumed operating and capital leases.

"This transaction is an important milestone for our company for several reasons" said Christopher Atayan, AMCON's Chief Executive Officer, "First, it will enable us to reduce our outstanding debt and capitalized liabilities in a meaningful way. Second, the cash flow of our overall enterprise will improve as we will no longer have to service the lease payments associated with plant and equipment. Third, this business required significant time and attention from all of the senior management of the Company. We will now be able to focus more of our energy on growing the two core enterprises."

Atayan added, "We are also delighted that our employees, suppliers and others who have supported this business over the years will have a meaningful opportunity with Hawaiian Springs, LLC. We wish everyone involved the best of success going forward."

"Historically HNWC has incurred significant operating losses which have hampered earnings. With this transaction, we will no longer have to absorb reported losses from this business which totaled approximately $6.2 million before tax for all of fiscal 2005 and $1.6 million before tax for the nine months ended June 30, 2006, noted Andrew Plummer, AMCON's Acting Chief Financial Officer, "Additionally, beginning September 30, 2006, this business will be reported as a discontinued operation on our financial statements."

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota and South Dakota. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc., operate health and natural product retail stores in central Florida (6), Kansas, Missouri, Nebraska and Oklahoma (4). The retail stores operate under the names Chamberlin's Market & Cafe and Akins Natural Foods Market.
This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:
Christopher H. Atayan
AMCON Distributing Company
Ph 312-327-1770
Fax: 312-527-3964

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